================================================================================


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (Date of earliest event reported):  MARCH 5, 1998



                                   EVI, INC.
               (Exact name of registrant as specified in charter)

        DELAWARE                   1-13086                        04-2515019
(State of Incorporation)     (Commission File No.)             (I.R.S. Employer
                                                             Identification No.)



      5 POST OAK PARK, SUITE 1760,
             HOUSTON, TEXAS                                         77027-3415
(Address of Principal Executive Offices)                            (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 297-8400


================================================================================



                                   Page 1
                       Exhibit Index Appears on Page 5

ITEM 5.  OTHER EVENTS.

         On March 4, 1998, EVI, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Weatherford Enterra, Inc., a Delaware corporation ("WEI"), providing for the merger of WEI with and into the Company pursuant to an expected tax free merger (the "Merger") in which the stockholders of WEI will receive .95 of a share of the Company's common stock, $1.00 par value ("Company Common Stock"), in exchange for each outstanding share of WEI common stock, $0.10 par value ("WEI Common Stock"). Based on the number of shares of WEI Common Stock outstanding as of March 3, 1998, a total of approximately 49.1 million shares of Company Common Stock would be issued in the Merger. In addition, approximately 1.1 million shares of Company Common Stock would be reserved for issuance by the Company for outstanding options under WEI's benefit plans. The Company will continue as the surviving corporation and will be renamed EVI Weatherford, Inc.

         Following the close of the Merger, Bernard J. Duroc-Danner, President and Chief Executive Officer of the Company, will serve as a director and chairman and chief executive officer of the surviving corporation and Thomas R. Bates, Jr., President and Chief Executive Officer of WEI, will serve as a director and president and chief operating officer of the surviving corporation. The other officers of the surviving corporation will be the officers of EVI as of the effective time of the Merger. The number of directors on the board of directors of the surviving corporation will be ten, of which six will be named by the Company and four will be named by WEI.

         The Merger is subject to various conditions, including the receipt of all required regulatory approvals and the expiration or termination of all waiting periods (and extensions thereof) under the Hart-Scott-Rodino Act. Although there can be no assurance that the Merger will close, the Company currently anticipates that the acquisition will be consummated shortly after the receipt of such regulatory approvals and the approval of the Merger by the stockholders of the Company and WEI.

         The description of the terms and provisions of the Merger Agreement in this report is qualified in its entirety by reference to the Merger Agreement that is filed as an exhibit hereto and is hereby incorporated herein by reference. A copy of the press release announcing the signing of the Merger Agreement is filed as Exhibit 99.1 and is hereby incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (c)     Exhibits.

         2.1     -   Agreement and Plan of Merger by and between EVI, Inc., a
                     Delaware corporation and Weatherford Enterra, Inc., a
                     Delaware corporation dated as of March 4, 1998.

        99.1     -   Press Release of the Company dated March 4, 1998,
                     announcing the signing of the Merger Agreement.

                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  EVI, INC.



Dated: March 5, 1998                              /s/  James G. Kiley
                                                  -----------------------
                                                       James G. Kiley
                                                     Vice President and
                                                  Chief Financial Officer

                              INDEX TO EXHIBITS


        Number                     Exhibit
        ------                     -------
          2.1        Agreement and Plan of Merger by and between EVI, Inc., a
                     Delaware corporation and Weatherford Enterra, Inc., a
                     Delaware corporation dated as of March 4, 1998.

         99.1 Press Release of the Company dated March 4, 1998, announcing the signing of the Merger Agreement.